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Exhibit 11

AEP INDUSTRIES INC.
COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
For the Three Months Ended January 31, 2002

		For the Three Months Ended January 31,
2002	Shares of Common Stock	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding
November 1—October 31	7,794,466			7,794,466
Shares Issued:
January 2, 2002	10,775	30	92	3,514

Total Weighted Average Shares	7,805,241			7,797,980
Total Dilutive Stock options	—			160,809

Total Shares	7,805,241			7,958,789

Exhibit 11

AEP INDUSTRIES INC.
COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
For the Three Months Ended January 31, 2001

		For the Three Months Ended January 31,
2001	Shares of Common Stock	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding
November 1—October 31	7,540,106			7,540,106
Shares Issued:
November 3, 2000	400	90	92	391
November 8, 2000	200	85	92	185
November 10, 2000	200	83	92	180
November 13, 2000	1,000	80	92	870
November 14, 2000	14,678	79	92	12,604
November 15, 2000	2,000	78	92	1,696
November 16, 2000	3,640	77	92	3,047
November 17, 2000	2,220	76	92	1,834
November 20, 2000	120	73	92	95
November 21, 2000	7,700	72	92	6,026
November 22, 2000	1,220	71	92	942
November 27, 2000	5,020	66	92	3,601
November 28, 2000	800	65	92	565
November 29, 2000	1,600	64	92	1,113
November 30, 2000	200	63	92	137
December 1, 2000	120	62	92	81
December 7, 2000	1,200	56	92	730
December 8, 2000	5,000	55	92	2,989
December 12, 2000	2,100	51	92	1,164
December 13, 2000	800	50	92	435
December 14, 2000	1,700	49	92	905
December 15, 2000	2,500	48	92	1,304
December 18, 2000	2,000	45	92	978
December 19, 2000	2,480	44	92	1,186
December 20, 2000	1,920	43	92	897
December 21, 2000	420	42	92	192
December 22, 2000	200	41	92	89
December 26, 2000	800	37	92	322
December 27, 2000	4,200	36	92	1,643
December 28, 2000	1,341	35	92	510
December 29, 2000	5,773	34	92	2,134
January 2, 2001	8,471	30	92	2,762
January 3, 2001	900	29	92	284
January 4, 2001	1,320	28	92	402
January 5, 2001	2,238	27	92	657
January 8, 2001	3,620	24	92	944
January 9, 2001	4,260	23	92	1,065
January 10, 2001	2,740	22	92	655

January 11, 2001	1,010	21	92	231
January 12, 2001	700	20	92	152
January 16, 2001	780	16	92	136
January 17, 2001	12,450	15	92	2,030
January 25, 2001	100	7	92	8
January 30, 2001	2,200	2	92	48
January 31, 2001	1,000	1	92	11

Total Weighted Average Shares	7,655,447			7,598,336
Total Dilutive Stock options	—			168,152

Total Shares	7,655,447			7,766,488

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  Exhibit 11
AEP INDUSTRIES INC. COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING For the Three Months Ended January 31, 2001